Exhibit 5.1

November 15, 2013

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gentiva Health Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration of an aggregate of 4,812,407 shares of the Company’s common stock, par value $0.10 per share (the “Common Shares”), covered by the above-referenced registration statement, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of the Common Shares by the selling stockholders named therein (the “Selling Stockholders”). The Company issued the Common Shares pursuant to that certain Agreement and Plan of Merger, dated as of September 18, 2013, by and among the Company, the Selling Stockholders, Harden Healthcare Holdings, Inc. and the other parties thereto (the “Merger Agreement”).

In connection with our representation of the Company and the preparation of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

1. the Registration Statement in the form in which it is being transmitted to the Commission for filing under the Securities Act;

2. the Merger Agreement;

3. the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware;

4. the Company’s Amended and Restated Bylaws;

5. resolutions adopted by the Board of Directors of the Company in respect of the issuance of the Common Shares; and

6. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

Gentiva Health Services, Inc.

November 15, 2013

In rendering the opinions set forth below, we have assumed without investigation the following:

1. the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents;

2. each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and

3. each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party (including the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Additionally, as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and legally issued and are fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We do not express any opinion herein concerning any laws other than the Delaware General Corporation Law and the federal laws of the United States.

This opinion letter is being furnished to the Company for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent. Notwithstanding the foregoing, purchasers of the Common Shares may rely upon this opinion letter.

Gentiva Health Services, Inc.

November 15, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP